Exhibit 10.14


                                                                 October 9, 2007


Standard Drilling, Inc.
1667 K Street, NW
Suite 1230
Washington, DC 20006

Attention: Board of Directors of Standard Drilling, Inc.

Gentleman:

This is my notice to the Board of Directors that I am electing to terminate my employment, effective immediately, as Chairman and Chief Executive Officer of Standard Drilling, Inc. for "Good Reason" as set forth in Section 5 Subparagraph E of my Employment Agreement effective as of February 14, 2006. Additionally, I am electing to resign as a Director of the Company.

Sincerely,

/s/ Prentis B. Tomlinson, Jr.
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Prentis B. Tomlinson, Jr.